                                                                    EXHIBIT 10.4


                        STRATEGIC RELATIONSHIP AGREEMENT
                        --------------------------------


     STRATEGIC RELATIONSHIP AGREEMENT (this "Agreement"), dated as of August 8,
                                             ---------
1996, by and between PAYROLL TRANSFERS, INC., a Florida corporation (together with its subsidiaries and affiliates, the "Company"), and ACCUSTAFF
                                           -------
INCORPORATED, a Florida corporation ("AccuStaff," and together with the Company,
                                      ---------
the "Parties");
     -------

     WHEREAS, the Company and AccuStaff are parties to that certain Purchase Agreement, dated as of the date hereof, pursuant to which AccuStaff has agreed to purchase a convertible subordinated note of the Company and is receiving an option to purchase shares of the Company's Common Stock; and

     WHEREAS, the Parties desire to establish a strategic relationship whereby the Parties will jointly market and promote their respective products and cooperate in matters of mutual interest.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

     1.  Joint Marketing and Cooperation.
         -------------------------------

     (a) The Parties hereby agree to cooperate in the marketing and promotion of their respective businesses, which cooperation shall be developed as the relationship between the Parties evolves. Notwithstanding the foregoing, as of the date hereof, the Company shall use its commercially reasonable efforts to direct temporary employment business to AccuStaff and AccuStaff shall use its commercially reasonable efforts to direct employee leasing business to the Company, in each case in exchange for a referral fee, which fee shall be negotiated by the Company and AccuStaff on a case-by-case basis.

     (b) In addition, in furtherance of this joint cooperation and marketing understanding, (i) AccuStaff hereby agrees, from and after the date hereof, (A) not to enter into any contract, agreement or understanding with any provider of employee leasing services, other than the Company, which contract, agreement or understanding contemplates a transaction involving the use of the services of leased employees without first offering such business opportunity to the Company for a reasonable period not to exceed 7 days (it being understood that following such period AccuStaff may enter into an agreement with a third party provider on terms which are not in good faith materially more favorable than those offered the Company) and (B) not to market its services as a provider of employee leasing services and (ii) the Company hereby agrees, from and after the date hereof, (A) not to enter into any contract, agreement or understanding with any provider of temporary employee services other than AccuStaff, which contract, agreement or understanding contemplates a transaction involving the use of the services of temporary employees (subject only to an existing agreement between the Company and a former stockholder of the Company to provide the Company with approximately 15 temporary employees), without first offering such business opportunity to AccuStaff for a reasonable period not to exceed 7 days (it being understood that following such period the Company may enter into such agreement with a third party provider on terms which are not in good faith materially more favorable than those offered AccuStaff) and (B) not to market its services as a provider of temporary employee services.

     2.  Term.  This Agreement shall remain in full force and effect until the
         ----
earlier of (i) the Parties mutually agree to terminate this Agreement or (ii) eight (8) years from the date hereof (the "Term").
                                           ----
     3.  Confidentiality.  Neither Party shall, except as required by law,
         ---------------
disclose to any person, firm or corporation any trade secrets or confidential data or information relating to the business of the other Party, its customers or its methods of doing business other than information which was or becomes publicly known, other than as a result of a breach of this Agreement.

     4.  Assignment.  This Agreement, and the benefits which inure hereunder to
         ----------
both Parties hereto and shall be assignable by each Party only as part of any sale or transfer by such Party of all or substantially all of its assets to a successor business entity or a subsidiary or affiliate thereof. This Agreement shall be fully enforceable by the business entity to which this Agreement is assigned.

     5.  GOVERNING LAW.  BOTH PARTIES AGREE THAT THE LAWS OF THE STATE OF
         -------------
FLORIDA SHALL GOVERN AND BE APPLICABLE IN ANY PROCEEDING CONCERNING THE INTERPRETATION OF ANY TERM OF THIS AGREEMENT.

     6.  Indemnification, etc..  Each Party agrees to indemnify and hold
         ---------------------
harmless the other for and against any damage, loss, liability, claim or suit (including without limitation, reasonable attorney's fees and legal costs associated therewith) which it may incur as a result of the other Party's breach of covenant, default or gross negligence in its performance of the specific duties covered by this Agreement. Each Party understands that the breach or threatened breach of any promise, covenant, or restriction contained in this Agreement will result in irreparable harm to the other Party, and each Party agrees that in addition to its remedies at law, each Party may seek and obtain a temporary or preliminary restraining order, preliminary or temporary injunctive relief, and permanent injunctive relief restraining the breach of the covenants and provisions hereof in addition to damages sustained by each Party and costs of suit in enforcing this Agreement, including, but not limited to, reasonable attorney fees.

     7.  Entire Agreement.  This Agreement supersedes any and all other
         ----------------
agreements, whether oral or in writing, between the Parties with respect to the subject matter hereof, and contains all of the covenants and agreements between the Parties with respect to said matter. Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other Agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     8.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.  Headings.  The headings in this Agreement are for reference purposes
         --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned Parties have agreed hereto as of the date first written above.

                                       PAYROLL TRANSFERS, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       ACCUSTAFF INCORPORATED


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       3